Exhibit 99.3

EXECUTION COPY

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of December 31, 2008 (the “Restatement Date”) by and between Clean Energy Fuels Corp., a Delaware corporation (“Employer” or the “Company”), and Mitchell W. Pratt (“Employee”).

RECITALS

A.                Employee has served as Senior Vice President and in other capacities of Employer and Employer desires to retain the benefit of Employee’s skill, knowledge and experience in order to insure the continued successful operation of its business and that of its operating subsidiaries, and Employee desires to render services to Employer.

B.                  The Board of Directors of Employer (the “Board”) has determined that it is in the Employer’s best interest and that of its stockholders to secure the services of Employee and to provide Employee certain additional benefits.

C.                  Employee and Employer previously entered into an employment agreement dated January 1, 2006 and the parties now desire to entirely amend and restate such agreement as provided herein.

AGREEMENT

In consideration of the good and valuable consideration and mutual promises and covenants contained herein, the parties agree as follows:

1.                    Background:  Employee is currently employed by Employer as its Senior Vice President.  This Agreement terminates and supersedes all prior written and oral agreements, including without limitation the Employment Agreement dated January 1, 2006, between Employer and Employee and sets forth the terms and conditions of Employee’s continued employment with Employer.

2.                    Term:  Employer agrees to employ Employee and Employee agrees to serve Employer, in accordance with the terms of this Agreement, for a term commencing on the Restatement Date and ending on December 31, 2013 (the “Term”), unless this Agreement is earlier terminated in accordance with the provisions herein.  This Agreement shall thereafter renew automatically for consecutive one (1) year periods (each, a “Renewal Term”) unless either party gives written notice to the other party of its intent not to renew within sixty (60) days of the expiration of the Term or any Renewal Term, as applicable.  Any such renewal shall be on the same terms and conditions as this Agreement.

3.                    Duties of Employee:  Employee will continue to serve as Senior Vice President of Employer, and as such, Employee hereby promises to perform and discharge well and faithfully the duties that may be assigned to Employee from time to time which are appropriate for a senior vice president of an organization the size of Employer that is engaged in the type of business engaged in by Employer and Employer agrees to assign to

Employee only such duties.  As Senior Vice President, Employee shall report only to the President and Chief Executive Officer.  The duties of Employee may be changed from time to time by the mutual agreement of the Employer and Employee.  Notwithstanding any such change from the duties originally assigned, or hereafter assigned, the employment of Employee will be construed as continuing under this Agreement as modified.  However, if Employer shall materially diminish either Employee’s duties or his Base Salary (as defined below in Section 4(a)) (each, a “Good Reason”), then Employee shall be eligible to receive the Severance Benefits described in Section 5(d) provided, however, that Employee must timely satisfy the requirements specified in Sections 5(i) and 5(j).  Employee agrees to devote substantially all of Employee’s working time and attention to Employee’s duties hereunder, except for such reasonable amounts of time for personal, charitable, investment and professional activities that do not substantially interfere with the service to be rendered by Employee hereunder.

4.                    Compensation:

a.                    Base Salary.  During the Term or any Renewal Term, Employer agrees to pay Employee an annual base salary of $280,000 (“Base Salary”), which shall be earned and payable in accordance with Employer’s usual and customary payroll practices as in effect from time to time; provided, however, that pro-rata payments of Base Salary shall occur at least once every 30 days.  Any increase in Base Salary shall be as determined from time to time in the sole discretion of the Board.  Employee’s Base Salary shall not be reduced below $280,000.

b.                   Incentive Compensation.  Employee shall be eligible for an annual performance bonus (“Incentive Compensation”) of up to one hundred percent (100%) of Base Salary.  Any increase in Incentive Compensation shall be as determined from time to time in the sole discretion of the Board.  Incentive Compensation will be (1) determined in accordance with certain financial and operational objectives to be mutually agreed upon by Employer and Employee within forty-five (45) days following the commencement of each fiscal year of Employer during the Term or any Renewal Term, and (2) paid during the first 75 days of the fiscal year immediately following the fiscal year in which the Incentive Compensation was earned.  Incentive Compensation for partial years will be prorated.

c.                    Additional Benefits. Employee shall also be entitled to participate in any pension plan, profit-sharing plan, life, medical, dental, disability, or other insurance plan or other plan or benefit as from time to time is in effect during the term of this Agreement that Employer may provide generally for management-level employees of Employer (collectively, “Additional Benefits”) provided, however, that while this Agreement remains in force, Employer will provide for Employee, at Employer’s expense, participation in medical, dental and vision coverage short-term disability, long-term disability, AD&D, and life insurance benefits on terms and in amounts not less beneficial to Employee than those provided by the plans, in effect on the date hereof, subject to a determination of Employee’s eligibility under said programs in accordance with their respective terms.  Said coverage will be in existence or will take effect as of the commencement of the Term and will continue while this

Agreement remains in force.  Employer’s liability to Employee for any breach of this paragraph will be limited to the amount of premiums payable by Employee to obtain the coverage contemplated herein.

d.                   Vacation.  Employee shall be entitled to twenty-five (25) business days of paid vacation each twelve (12) months of the Term or any Renewal Term, in accordance with Employer’s practices and policies which are applicable to its management-level employees.

e.                    Automobile.  While this Agreement remains in force, Employer shall provide Employee with a compressed natural gas operated automobile.  Employer shall pay all operating expenses of any nature whatsoever with regard to such automobile.  Employer shall also procure and maintain in force an automobile liability insurance policy on such automobile, with coverage including Employee, for comprehensive with extended coverage, collision for actual cash value, and for bodily injury, death or property damage, with a combined limit of no less than $5,000,000 for bodily injury and for property damage, plus coverage for any excess liability under Employer’s umbrella liability policy in place from time to time.  In the event that Employee shall incur additional income tax liability as a result of Employee’s use of the subject automobile, Employer shall in January of each year provide Employee with a single lump sum cash payment in an amount so that after such payment Employee will be in the same after-tax position that he would have been in had no additional income taxes been imposed on Employee as a result of Employee’s use of such automobile.  Employer shall determine the amount of the cash payment described in the preceding sentence based on the aggregate marginal income tax rates then applicable to Employee.

5.                    Termination.  The compensation and other benefits provided to Employee pursuant to this Agreement, and the employment of Employee by Employer, shall be terminated only as provided in this Section 5.

a.                    Death.  If Employee’s employment hereunder is terminated by reason of Employee’s death, this Agreement shall then terminate without further obligations to Employee (or Employee’s heirs or legal representatives) other than for:

(1) payment of the sum of (A) unpaid Base Salary earned through the date of termination of Employee’s employment and any Incentive Compensation earned for the prior fiscal year to the extent not theretofore paid, (B) any compensation previously deferred by Employee (together with any accrued interest or earnings thereon) if so properly elected by Employee to be paid out upon termination of Employee’s employment (or his death), and (C) any vacation pay accrued through the date of termination of Employee’s employment to the extent not theretofore paid, (for purposes of this Agreement, the preceding clauses (A), (B) and (C) collectively are the “Accrued Obligations”).  Any Accrued Obligations shall be paid in a single lump sum in cash within ten (10) days after the date of termination of Employee’s employment or any earlier time period required by applicable law;

(2) payment of any amount due to Employee pursuant to the terms of any applicable benefit plan; and

(3) payment of a prorated portion, based on the number of weeks during the last fiscal year in which Employee was employed by Employer, of the Incentive Compensation that would be payable in respect of such last fiscal year (based on the criteria applicable for that fiscal year) (the “Pro-Rated Incentive Compensation”).

Payment of the Pro-Rated Incentive Compensation shall be made after the end of the fiscal year of termination of Employee’s employment but on or before the 75th day following such fiscal year.  For purposes of this Agreement, the preceding clause (2) and the Pro-Rated Incentive Compensation collectively are the “Other Compensation”.  Payment of the Accrued Obligations and Other Compensation shall be made to Employee’s estate or beneficiary as applicable.

b.                   Disability.  If the Board determines that Employee has become permanently disabled which shall be defined as the Employee’s inability because of illness or incapacity substantiated by appropriate medical authority, to render services of the character contemplated by this Agreement over a period of six (6) consecutive months, then Employee’s employment shall then terminate without further obligations to Employee (or Employee’s heirs or legal representatives) under this Agreement other than for payment to Employee or Employee’s representative, as applicable, of the Accrued Obligations and Other Compensation with such payments occurring at the times that are specified in Section 5(a).

c.                    For Cause.  Employee’s employment hereunder shall be terminated and all of Employee’s rights to receive further compensation shall terminate upon a determination by Employer, acting in good faith, that Employee (1) has committed a material act of dishonesty against Employer, (2) has been convicted of a felony involving moral turpitude or (3) has committed a material breach of Sections 7(f), 7(g), 7(h) or 7(i) of this Agreement (each of the foregoing acts identified in clauses (1) , (2) and (3) shall constitute “Cause”).  Employer shall then have no further obligations to Employee (or Employee’s heirs or legal representatives) under this Agreement other than for payment to Employee of the Accrued Obligations with such payment occurring at the time that is specified in Section 5(a).

d.                   Without Cause.  Notwithstanding any other provision of this Section 5, the Board shall have the right to terminate Employee’s employment at any time without Cause, but in the event of such termination, Employee shall be eligible to receive:

(1) the sum of (A) the Accrued Obligations (which will be paid at the time specified in Section 5(a)), (B) one hundred and fifty percent (150%) of one (1) years current Base Salary, and (C) one hundred and fifty percent (150%) of the previous fiscal year’s earned Incentive Compensation;

(2) the Pro-Rated Incentive Compensation; and

(3) continuing participation for a period of one (1) year from the date of termination of Employee’s employment at Employer expense in the Additional Benefits in which Employee was enrolled at the time of such termination, provided, however, that such continued participation shall in all cases be subject to the applicable plan’s terms and conditions governing participation by non-employees after their termination of employment.

For purposes of this Agreement, “Severance Benefits” shall consist of the benefits provided by the preceding clauses (1)(B), (1)(C), (2) and (3).  In consideration of the receipt of the Severance Benefits, and as a precondition to their receipt, Employee must timely satisfy the Release requirements specified in Section 5(j). The Severance Benefits (other than the Pro-Rated Incentive Compensation which shall be paid as specified in Section 5(a)) shall be paid to Employee within 15 days (subject to any required delay in payments pursuant to Section 5(h)) after the effective date of the Release.  For purposes of this Agreement, a termination of Employee’s employment must constitute a “separation from service” as defined by Internal Revenue Code Section 409A.

e.                    Voluntary Departure

i.             No Change In Control.  If there has not been a Change in Control (as defined in Section 5(f)(i)(A) below) of Employer and Employee’s employment hereunder is terminated due to Employee’s resignation without Good Reason, all of Employee’s rights to receive compensation shall immediately cease other than for payment to Employee of (1) the Accrued Obligations and (2) Additional Benefits (subject to the terms of any plans relating thereto).

ii.          Change In Control.  If there has been a Change in Control (as defined in Section 5(f)(i)(A) below) of Employer and Employee’s employment is terminated due to Employee’s resignation for any reason within one (1) year of the Change in Control, then Employee shall be entitled to receive the Accrued Obligations (paid at the time specified in Section 5(a)) and shall be eligible to receive the Severance Benefits.  In consideration of the receipt of the Severance Benefits, and as a precondition to their receipt, Employee must timely satisfy the Release requirements specified in Section 5(j).  The Severance Benefits shall be paid to Employee at the time specified in Section 5(d).

f.                      Involuntary Departure After Change in Control (subject to the limitations of Section 5(f)(ii))

i.             If, otherwise than as a result of the exchange of stock of the Employer for cancellation of indebtedness, or a restructuring arrangement entered into for the benefit of Employer’s creditors,

A.                Any “person”, other than an existing shareholder of Employer as of January 1, 2006, is or becomes the “beneficial owner” (as defined in

Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Employer representing 50% plus one share, or more, of the combined voting power of the Employer’s then outstanding securities (for purposes of this Section 5(f)(i), the term “person” shall mean a person as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Securities Exchange Act of 1934, as amended., and the associated rules of the Securities and Exchange Commission promulgated thereunder) (hereinafter, a “Change in Control”); and

B.                  such “person” or Employer terminates Employee’s employment with the Employer without Cause within 1 year of the date of the Change in Control;

then notwithstanding any other provision of this Agreement to the contrary and as a substitute therefor, Employee shall be eligible to receive:

(1) the sum of (A) the Accrued Obligations (paid at the time specified in Section 5(a)), (B) two hundred percent (200%) of one (1) years current Base Salary, and (C) two hundred percent (200%) of the previous fiscal year’s earned Incentive Compensation;

(2) the Pro-Rated Incentive Compensation; and

(3) continuing participation for a period of one (1) year from the date of termination of Employee’s employment at Employer expense in the Additional Benefits in which Employee was enrolled at the time of such termination, provided, however, that such continued participation shall in all cases be subject to the applicable plan’s terms and conditions governing participation by non-employees after their termination of employment.

In consideration of the receipt of the severance benefits (which are all the benefits described in this Section 5(f)(i) other than the Accrued Obligations), and as a precondition to their receipt, Employee must timely satisfy the Release requirements specified in Section 5(j). The severance benefits described in this Section 5(f)(i) (other than the Pro-Rated Incentive Compensation which shall be paid as specified in Section 5(a)) shall be paid to Employee within 15 days (or other time period required by applicable law subject to any required delay in payments pursuant to Section 5(h)) after the effective date of the Release.

ii.          Anything in this Agreement to the contrary notwithstanding in the event that any payment to or for Employee’s benefit (whether payable pursuant to the terms of this Agreement or otherwise) would not be deductible by Employer as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the aggregate amount payable under this Agreement shall be reduced (but not below zero dollars) so that after giving effect to such reduction, no payment made to or for the Employee’s benefit will not be deductible by Employer because of Section 280G.  If the Employee establishes (with clear and convincing evidence in accordance with Section 280G) that all or any portion of the aggregate “parachute payments” (as defined in Section 280G) payable to or for the Employee’s benefit constitutes reasonable compensation for services actually rendered, and if the present value of all such “parachute payments” which do not constitute reasonable compensation equals or exceeds 300% of the Employee’s “base amount” (as defined in Section 280G), then the Employee shall be entitled to receive an amount equal to (but not greater than) the present value of all such “parachute payments” which constitute reasonable compensation.  For purposes of this Section 5(f)(ii), the “present value” of any payment shall be determined in accordance with Section 1274(b)(2) of the Code.  If it is established that, notwithstanding the good faith of Employee and the Employer in applying the terms of this Section 5(f)(ii), the aggregate “parachute payments” paid to or for Employee’s benefit are in an amount that would result in a portion of such “parachute payments” not being deductible by the Employer, then Employee shall have an obligation to pay to the Employer upon written demand by Employer an amount equal to the sum of (i) the excess of the aggregate “parachute payments” paid to or for Employee’s benefit over the aggregate “parachute payments” that could have been paid to or for Employee’s benefit without any portion of such “parachute payments” not being deductible by the Employer; and (ii) interest on the amount set forth in clause (i) of this sentence at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of the receipt of such excess on Employee’s behalf until the date of such repayment by Employee.

g.                   Equity Ownership.  In the event of the termination of Employee’s employment pursuant to Section 5(c), Employer may, at its sole option, for a period of ninety (90) days after the date of termination of Employee’s employment, elect to acquire all or any portion of Employee’s equity ownership in Employer.  Upon Employer’s notice of election to acquire Employee’s equity interest in Employer, the Board may elect to either (i) determine in good faith the fair market value of the Employer’s equity interests, or (ii) commission an independent valuation of Employer’s equity interests, which valuation shall in either case be as of the date Employer provides written notice to Employee of its election, and shall determine the value on which the repurchase of Employee’s equity interest will be based.  The repurchase price shall be paid in one lump sum and shall be promptly paid to Employee following the completion of the valuation or determination, but in no event later than sixty (60) days following Employee’s receipt of Employer’s election notice.  In the event of termination of Employee’s employment pursuant to Sections 5(a) or 5(b), Employer shall be required to purchase, in one lump sum, all of Employee’s equity ownership in Employer within sixty (60) days of termination.  The fair market value of the repurchased equity interest shall be determined based on the procedures described in this Section 5(g), and the valuation date shall be the date of termination.  The provisions of this Section 5(g) shall not be applicable during the time periods that the Company’s common shares are either (i) listed on any established stock exchange

(including without limitation Nasdaq or the New York Stock Exchange) or (ii) are quoted on the OTC Bulletin Board.

h.                   Special Required Delay in Payments under Internal Revenue Code Section 409A.  Notwithstanding any provision in this Agreement to the contrary, if Employee is a “specified employee” as defined under Code Section 409A as of the date of his separation from service, then to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, Employer shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such separation from service until the earlier of (i) ten (10) business days after Employer receives notification of Employee’s death or (ii) the first business day of the seventh month following Employee’s separation from service.  Any such delayed payments shall be made without interest.

i.                       Good Reason Procedural Conditions.  In order for Employee to resign his employment for Good Reason and be eligible for the applicable severance benefits under this Agreement, Employee must notify Employer in writing within 90 days following the initial existence of the Good Reason condition and Employer shall be then be given 45 days from its receipt of such notice during which Employer may remedy or cure such condition (“Remedy Period”).  For purposes of the foregoing, if Employee does not timely provide notice to Employer, then Employee is deemed to have forever waived this right to terminate his employment for Good Reason with respect to such condition.  If Employer does not cure or remedy such Good Reason condition(s) during the Remedy Period, then Employee must resign his employment within 30 days after the end of the Remedy Period and must also timely comply with the Release requirements of Section 5(j) in order to receive the applicable severance benefits.

j.                       Release of Claims Requirements.  In consideration of the receipt of any severance benefits under this Agreement, and as a precondition to their receipt, Employee must execute and not revoke and deliver to the Company a release of all known and unknown claims substantially in the form attached hereto as Exhibit A (the “Release”).  Employee shall be granted a twenty-one (21) day period (or such other time period required by applicable law but not to exceed 45 days) commencing within 10 days after termination of Employee’s employment in which to review and study the Release and consult with an attorney prior to deciding whether to execute the Release.  Employee’s failure to timely execute and deliver such Release within the prescribed time period (or Employee’s revocation of the Release) shall be deemed to be a waiver of Employee’s ability to receive any of the applicable severance benefits.

6.                    Business Expenses.  During the term of this Agreement, to the extent that such expenditures satisfy the criteria under the Code for deductibility by Employer (whether or not fully deductible by Employer) for federal income tax purposes as ordinary and necessary business expenses, Employer shall reimburse Employee promptly for usual and customary business expenditures incurred in pursuit and in furtherance of Employer’s business which are documented in accordance with procedures established from time to time by Employer.

7.                    Miscellaneous

a.                    Succession; Survival.  This Agreement is personal to Employee and is not, without the prior written consent of Employer, assignable by Employee.  This Agreement shall inure to the benefit of the parties hereto and their respective executors, administrators, personal representatives, successors and assigns.  As used herein, with respect to Employer, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires the stock of Employer or to which Employer assigns this Agreement by operation of law or otherwise.

b.                   Notices.  Any notice or other communication provided for in this Agreement shall be in writing and shall be deemed sent if sent as follows:

If to Employer:	Clean Energy Fuels Corp.
3020 Old Ranch Parkway, Suite 200
Seal Beach, California 90740
Facsimile: (562) 546-0097
Attention: Chairman of the Board

If to Employee:	Mitchell W. Pratt
2585 N. Fountain Arbor Drive
Orange, CA 92867

or at such other address as a party may from time to time in writing designate.  Each such notice or other communication shall be effective (i) if given by telecommunication. when transmitted to the applicable number so specified in this Section 7(b) and an appropriate answerback or confirmation of delivery is received, (ii) upon receipt, if given by U.S. certified mail, return receipt requested, addressed as aforesaid, or (iii) one day after being deposited with a reputable overnight courier, addressed as aforesaid.

c.                    Entire Agreement: Amendments. This Agreement contains the entire agreement of the Employer and Employee relating to the subject matter hereof.  No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Employee and, on behalf of Employer, by an officer or Board Member expressly so authorized by the Board. Employer represents this Agreement has been approved by the Board.

d.                   Waiver.  No failure on the part of Employer or Employee to exercise or to delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

e.                    Attorneys’ Fees in Action on Contract.  If any litigation shall occur between Employee and Employer which arises out of or as a result of this Agreement, or which seeks an interpretation of this Agreement, the prevailing party shall be entitled to recover all costs and expenses of such litigation, including reasonable attorneys’ fees and costs.

f.                      Confidentiality Proprietary Information.  Employee agrees to not make use of or otherwise disclose, directly or indirectly, any trade secret or other confidential or proprietary information concerning the business (including, but not limited to, its products, employees, services, practices or policies) of Employer or any of its affiliates of which Employee may learn or be aware, except to the extent such use or disclosure is (1) necessary to the performance of this Agreement and reasonably determined by Employee to be in furtherance of Employer’s interests or (2) required by applicable law.  The provisions of this Section 7(f) shall survive the termination, for any reason, of this Agreement.

g.                   Trade Secrets.  Employee, prior to and during the term of employment has had and will have access to and become acquainted with various trade secrets, consisting of software, plans, formulas, patterns, devices, secret inventions, processes, customer lists, contracts, and compilations of information, records and specifications, which are owned by Employer or by its affiliates and are regularly used in the operation of their respective businesses and which may give Employer an opportunity to obtain an advantage over competitors who do not know or use such trade secrets.  Employee agrees and acknowledges that Employee has been granted access to these valuable trade secrets only by virtue of the confidential relationship created by Employee’s employment and Employee’s prior relationship to, interest in and fiduciary relationships to, Employer.  Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of Employee’s employment by Employer hereunder and as Employee may reasonably believe to be for Employer’s benefit.  All records, files, documents, drawings, specifications, software, equipment, and similar items relating to the business of Employer or its affiliates, including, without limitation, all records relating to customers (the “Documents”), whether prepared by Employee or otherwise coming into Employee’s possession, shall remain the exclusive property of Employer or such affiliates and shall not be removed from the premises of Employer or its affiliates under any circumstances whatsoever unless the Documents are being removed by Employee in context of performing the services required herein.  Upon termination of Employee’s employment, Employee agrees to deliver promptly to Employer all Documents in Employee’s possession or under the control of Employee.  The provisions of this Section 7(g) shall survive the termination, for any reason, of this Agreement.

h.                   No Solicitation. Employee agrees that, during the period beginning on the date of the termination of his employment with Employer (either voluntarily or involuntarily) and ending on the second (2nd) anniversary of such date (the “Non Solicitation Period’), Employee will not (and Employee will use commercially reasonable efforts to cause his affiliates to not) (i) directly or indirectly, either for Employee or any other person, contact, approach, or solicit for the purpose of offering employment to (whether as an employee, consultant, agent, independent contractor, or otherwise) or actually hire any person employed by Employer or any of its affiliates at any time before termination of Employee’s employment or during the Non Solicitation Period, or (ii) induce or attempt to induce any customer, supplier or other business relation of Employer, or any of its affiliates, to enter into any business relationship which might adversely affect Employer or any of its affiliates whether by working to or actually taking away any customers, business, or patrons of the Employer, or otherwise.  Notwithstanding the foregoing, nothing contained herein shall prevent Employee from dealing with prospective employees or customers who respond to advertisements of general circulation to the public.  The provisions of this Section 7(h) shall survive the termination, for any reason, of this Agreement.

i.                       Inventions and Patents.  Except as may be limited by Section 2870 of the California Labor Code, all inventions, designs, improvements, patents, copyrights, and discoveries conceived by Employee during the term of this Agreement which are useful in or directly or indirectly related to the business of Employer, or to any experimental work carried on by Employer, shall be the property of Employer.  Employee will promptly and fully disclose to Employer all such inventions, designs, improvements and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure Employer’s ownership thereof and to assist Employer in protecting or defending Employer’s proprietary rights therein.  Employee acknowledges hereby receipt of written notice from Employer pursuant to Labor Code Section 2870 that this Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Employee) does not apply to an invention which qualifies fully under the provisions of California Labor Code Section 2870.  The provisions of this Section 7(i) shall survive the termination, for any reason, of this Agreement.

j.                       Place of Employment.  The principal place of employment shall be within a radius of fifteen (15) miles of 3020 Old Ranch Parkway, Seal Beach, California, provided, however, that Employee will be expected to engage in travel within and outside the State of California as Employer may reasonably request or as may be required for the proper rendition of services hereunder.

k.                    Severability.  If this Agreement shall for any reason be or become unenforceable in any material respect by any party, this Agreement shall thereupon terminate and become unenforceable by the other party as well.  In all other respects, if any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law,

l.                       Withholding Deductions.  All compensation payable hereunder, including Base Salary and other benefits, shall be subject to applicable taxes, withholdings and other required, normal or elected employee deductions.

m.                 Remedies.  Employee expressly agrees that Employer shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent any violation of Sections 7(f), (g), (h), or (i) of this Agreement.  This Section 7(m) shall not be construed as a waiver of any other rights or remedies which Employer may have for damages or otherwise.  Any action brought to enforce the provisions set forth in this Section 7(m) shall be brought in the Los Angeles County Superior Court. Employee, by execution of this Agreement, hereby submits to the jurisdiction of the Los Angeles County Superior Court.

n.                   Arbitration.  Except as otherwise provided in this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Los Angeles County, California.

i.                  Judicial Arbitration and Mediation Services.  The arbitration shall be administered by Judicial Arbitration and Mediation Services (“JAMS”) in its Los Angeles County office.

ii.               Arbitrator.  The arbitrator shall be a retired superior court judge of the State of California affiliated with JAMS.

iii.            Provisional Remedies and Appeals.  Each of the parties reserves the right to file with the Los Angeles County Superior Court an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief.

iv.           Enforcement of Judgment.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The award of the arbitrator shall be binding, final, and nonappealable.

v.              Discovery.  The parties may obtain discovery in aid of the arbitration to the fullest extent permitted under law, including California Code of Civil Procedure Section 1283.05.  All discovery disputes shall be resolved by the arbitrator.

vi.           Consolidation.  Any arbitration hereunder may be consolidated by JAMS with the arbitration of any other dispute arising out of or relating to the same subject matter when the arbitrator determines that there is a common issue of law or fact creating the possibility of conflicting rulings by more than one arbitrator.  Any disputes over which arbitrator shall hear any consolidated matter shall be resolved by JAMS.

vii.        Power and Authority of Arbitrator.  The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement or is not available in a court of law.

viii.     Governing Law.  All questions in respect of procedure to be followed in conducting the arbitration as well as the enforceability of this Agreement to arbitrate which may be resolved by state law shall be resolved according to the laws of the State of California.  Any action brought to enforce the provisions of this section shall be brought in the Los Angeles County Superior Court.  All other questions in respect to this Agreement, including but not limited to the interpretation, enforcement of this Agreement (other than the right to arbitrate), and the rights, duties and liabilities of the parties to this Agreement shall be governed by California law.

o.                   Waiver of Jury Trial.  In the event that any dispute shall arise between Employee and Employer, and notwithstanding the provisions of Section 7(n), litigation ensues, WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS AGREEMENT, THE PARTIES EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL AND AGREE THAT ANY SUCH LITIGATION SHALL BE TRIED BY A JUDGE WITHOUT A JURY.

p.                   Representation By Counsel; Interpretation.  Employer and Employee each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement.  Accordingly, any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“EMPLOYER”

CLEAN ENERGY FUELS CORP., a Delaware corporation

By	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer

“EMPLOYEE”

/s/ Mitchell W. Pratt
Mitchell W. Pratt

EXHIBIT A

RELEASE

THIS RELEASE (the “Release”) is being executed and delivered by Mitchell W. Pratt (“Employee”) on                          , pursuant to that certain Amended and Restated Employment Agreement, dated as of December 31, 2008, by and between Clean Energy Fuels Corp , a Delaware Corporation (“Employer”, and Employee (the “Employment Agreement”).

Employee, intending to be legally bound and for good and valuable consideration, including that received pursuant to Section 5 of the Employment Agreement, and conditioned upon and subject to the receipt of such consideration, hereby agrees as follows:

Employee agrees to fully release and discharge forever Employer, and its agents, employees, officers, directors, trustees, representatives, owners, attorneys, subsidiaries, related corporations, assigns, successors and affiliated organizations (hereafter referred to collectively as the “Released Parties”), and each and all of them, from any and all liabilities claims, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which Employee or Employee’s heirs, administrators, executors, successors in interest, and/or assigns have incurred or expect to incur, or now own or hold, or have at any time heretofore owned or held, or may at any time own hold or claim to hold by reason of any matter or thing arising from any cause whatsoever prior to the date of Employee’s execution of this Release.

Without limiting the generality of the foregoing, Employee agrees to fully release and discharge each and all of the Released Parties from any and all claims, demands, rights, and causes of action that have been or could be alleged against any of said Released Parties (a) in connection with Employee’s employment, the Employment Agreement any prior employment agreement, or the termination of such employment (b) in connection with any and all matters pertaining to Employee’s employment by any of the Released Parties, including, but not limited to, any and all compensation, salaries, wages, bonuses, commissions, overtime, monies, pay, allowances, benefits, sick pay, severance pay, paid leave benefits, penalties, interest, damages, and promises on any and all of the above and (c) under or in connection with the state and federal age discrimination laws.

Without limiting the scope of this Release in any way, Employee certifies that this Release constitutes a knowing and voluntary waiver of any and all rights or claims that exist or that Employee has or may claim to have under the Federal Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act of 1990 (“OWBPA”), which is set forth at 29 U S C § 621 et seq.  This Release does not govern any rights or claims that may arise under the ADEA after the date this Release is signed by Employee.

Employee understands and acknowledges that this Release extends to any and all claims including, but not limited to, any alleged (a) violation of the National Labor Relations Act, Title VII of the Civil Rights Act, the Americans With Disabilities Act of 1990, the Fair Labor

Standards Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985; (b) discrimination on the basis of national origin, sex, race, religion, age, disability, marital status, breach of any express or implied employment contract or agreement, wrongful discharge, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, misrepresentation, fraud, defamation, interference with prospective economic advantage, failure to pay wages due or other monies owed, and (c) any other violation of any local, state or federal law, regulation or ordinance and/or public policy, contract, or tort or common law claim having any bearing whatsoever on the terms and conditions and/or cessation of employment with any of the Released Parties, including, but not limited to, any allegations for costs, fees, or other expenses, including attorneys’ fees, incurred in any of these matters, which Employee ever had, now has, or may have as of the date of this Release.

This Release constitutes written notice that Employee has been advised to consult with an attorney prior to executing this Release and that Employee has been provided a full and ample opportunity to study this Release.  Employee acknowledges Employer has provided Employee at least twenty-one days (or any other time period required by applicable law) within which to review and consider this Release before signing it.  Should Employee decide not to use the full twenty-one days (or any other time period required by applicable law), then Employee knowingly and voluntarily waives any claim that Employee was not in fact given that period of time or did not use the entire twenty-one days (or any other time period required by applicable law) to consult an attorney and/or consider this Agreement.  Employee acknowledges that Employee is signing this Release voluntarily with full knowledge that it is intended, to the maximum extent permitted by law, as a complete release and waiver of any and all claims.

Employee acknowledges that Employee is aware of Employee’s right to revoke this Release at any time within the seven-day period (or any other time period required by applicable law) following the date this Release is signed by Employee and that this Release shall not become effective or enforceable until the seven-day (or any other time period required by applicable law) revocation period expires.  Employee understands and acknowledges that Employee will relinquish any right to the consideration specified in this Release if this right to revoke is exercised.

Employee hereby expressly waives all rights and benefits granted to Employee under Section 1542 of the California Civil Code and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims as specified herein.  Said section reads as follows:

SECTION 1542.  CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

Having been so apprised, Employee nevertheless hereby voluntarily elects to and does waive the rights described in Civil Code Section 1542 and elects to assume all risks for claims specified herein that now exist in Employee’s favor, known or unknown.

Employee agrees to waive any right Employee may have to reemployment by any of the Released Parties and agrees that Employee has not and shall not apply for reemployment with Employer or any other Released Parties.

Employee understands and acknowledges that, the aforementioned consideration is not to be construed as an admission on the part of Employer or any of the Released Parties of any liability whatsoever and that the Employer and each Released Party denies that it has engaged in any wrongdoing or has any liability whatsoever.

Employee declares, covenants; and agrees that Employee has not heretofore, and has not and will not hereafter, sue any of the Released Parties before any court or governmental agency, commission, division or department, whether state, federal, or local, upon any claim, demand, or cause of action released herein.  This provision does not extend to the federal Equal Employment Opportunity Commission except to the extent it may do so under the OWBPA and the regulations issued thereunder.

Employee agrees to indemnify and hold harmless Employer and each of the Released Parties for and against any and all costs, losses or liability whatsoever, including reasonable attorneys’ fees, caused by any action or proceeding, in any state or federal courts or administrative processes, which is brought by Employee or Employee’s successors in interest if such action arises out of, is based upon, or is related to any claim, demand, or cause of action released herein.  This provision does not extend to the federal Equal Employment Opportunity Commission except to the extent it may do so under the OWBPA and the regulations issued thereunder.

Employee agrees not to file any charges, including but not limited to any additional or duplicative charges, based on events occurring prior to his date of execution of this Release with any state or federal administrative agency, and further agrees not to institute a lawsuit in any state or federal court, based upon, arising out of, or relating to any claim, demand, or cause of action released herein.  This provision does not extend to the federal Equal Employment Opportunity Commission except to the extent it may do so under the OWBPA and the regulations issued thereunder.

Employee understands and agrees that Employee will not, for any reason, disclose to others or use for the benefit of anyone other than the Released Parties any trade secret, confidential or proprietary information, including, but not limited to, information relating to the Released Party’s customers, employees, consultants, affiliates, products, know-how, techniques, computer systems, programs, policies and procedures, research projects, future developments, costs, profits, pricing, and or marketing or customer business information.  Employee further understands and agrees that the use of any material trade secret, confidential or proprietary information belonging to the Released Parties shall be a material breach of this Release.

Employee acknowledges that Employee is relying solely upon the contents of this Release and is not relying on any other representations whatsoever of Employer or any other Released Party as an inducement to enter into this agreement and Release.

Both Employee and Employer agree not to disparage the other party, the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation, or personal reputation; provided that both Employee and Employer will respond accurately and fully to any question, inquiry, or request for information when required by legal process.

This Release shall be deemed to have been executed and delivered within the State of California, and shall be construed and enforced in accordance with, and governed by, the internal laws of the State of California.  The exclusive venue for any dispute under this Release is the California Superior Court for the County of Los Angeles.  This Release is the entire Release with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written releases and discussions.  The captions in this Release are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Release.  This Release and the provisions contained herein shall not be construed or interpreted for or against any person or beneficiary hereof because that person drafted or caused that person’s legal representative to draft any of its provisions.  This Release is binding upon the undersigned’s representatives, successors in interest and assigns.  The provisions of this Release are severable.  Should any provision (or portion thereof) for any reason be held to be unenforceable, the remaining provisions (or portion thereof) shall nonetheless be in full force and effect.  This Release and the provisions hereof cannot be altered or modified by a fully or partially executed oral modification, and further cannot be altered, modified or otherwise changed in any respect except by a subsequent writing duly executed by all parties hereto or by their authorized representatives.  This Release may be executed in counterparts each of which is equally admissible in evidence, and each executed counterpart shall fully bind each party who has executed it.  A fax copy of this Release may be deemed as an original.

THE UNDERSIGNED HAS READ THE FOREGOING RELEASE AND ACCEPTS AND AGREES TO THE PROVISIONS CONTAINED THEREIN, AND HEREBY EXECUTES IT, KNOWINGLY AND VOLUNTARILY, AND WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

IN WITNESS WHEREOF, Employee has duly executed and delivered this Release as of the date first above written.

“EMPLOYEE”

Mitchell W. Pratt